                                                                   EXHIBIT 12.01

                            BCP/ESSEX HOLDINGS INC.

             COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND
        RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

                                                                             SUCCESSOR
                                        PREDECESSOR   -------------------------------------------------------
                                       -------------  THREE MONTH
                                        NINE MONTH      PERIOD                     YEAR ENDED
                                       PERIOD ENDED      ENDED                    DECEMBER 31,
                                       SEPTEMBER 30,  DECEMBER 31  ------------------------------------------
                                           1992          1992        1993       1994       1995       1996
                                       -------------  -----------  ---------  ---------  ---------  ---------
                                                              IN THOUSANDS OF DOLLARS
Income (loss) before income taxes and
  extraordinary charge...............    $  (5,315)    $ (14,551)  $  (9,304) $  16,986  $  27,651  $  66,496
Add:
Interest expense.....................       35,042        15,603      56,723     60,155     49,055     39,994
Portion of rents representative of
  interest factor....................        1,379           650       2,073      2,302      2,490      2,977
Current period amortization of
  interest capitalized in prior
  periods............................           48        --               8         95        120        143
                                       -------------  -----------  ---------  ---------  ---------  ---------
Income as adjusted...................    $  31,154     $   1,702   $  49,500  $  79,538  $  79,316  $  109,61
                                       -------------  -----------  ---------  ---------  ---------  ---------
                                       -------------  -----------  ---------  ---------  ---------  ---------
Fixed charges:
Interest incurred:
Amount expensed......................    $  35,042     $  15,603   $  56,723  $  60,155  $  49,055  $  39,994
Amount capitalized...................          220           116       1,599        132        565        558
Portion of rents representative of
  interest factor....................        1,379           650       2,073      2,302      2,490      2,977
                                       -------------  -----------  ---------  ---------  ---------  ---------
Total fixed charges..................       36,641        16,369      60,395     62,589     52,110     43,529
Preferred stock dividends............          N/A         1,081       5,186      6,008      6,962      4,248
                                       -------------  -----------  ---------  ---------  ---------  ---------
Total fixed charges and preferred
  stock dividends....................    $  36,641     $  17,450   $  65,581  $  68,597  $  59,072  $  47,777
                                       -------------  -----------  ---------  ---------  ---------  ---------
                                       -------------  -----------  ---------  ---------  ---------  ---------
Ratio of earnings to fixed
  charges(a).........................       --            --          --            1.3        1.5        2.5
                                       -------------  -----------  ---------  ---------  ---------  ---------
                                       -------------  -----------  ---------  ---------  ---------  ---------
Ratio of earnings to fixed charges
  and preferred stock dividends(b)...       --            --          --            1.2        1.3        2.3
                                       -------------  -----------  ---------  ---------  ---------  ---------
                                       -------------  -----------  ---------  ---------  ---------  ---------

(a) Earnings of the Successor and Predecessor in 1992 and the Successor in 1993 were insufficient to cover fixed charges by the amount of $5,487, $14,667 and $10,895 for the nine month period ended September 30, 1992, the three month period ended December 31, 1992, and for the year 1993, respectively.

(b) Earnings of the Successor and Predecessor in 1992 and the Successor in 1993 were insufficient to cover fixed charges and preferred stock dividends by the amount of $5,487, $15,748 and $16,081 for the nine month period ended September 30, 1992, the three month period ended December 31, 1992, and for the year 1993, respectively.